Exhibit 3.1

Certificate of Amendment
of the
Seventh Restated
Certificate of Incorporation
of
Visa Inc.

Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 2007 (the “Original Certificate of Incorporation”) and an Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2007 (the “Amendment to the Certificate of Incorporation,” and together with the Original Certificate of Incorporation, the “Initial Certificate of Incorporation”).
2.    The Initial Certificate of Incorporation was amended and restated and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2007 (the “First Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 11, 2008 (the “Second Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 7, 2008 (the “Third Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 14, 2008 (the “Fourth Amended and Restated Certificate of Incorporation”) and further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2008 (the “Fifth Amended and Restated Certificate of Incorporation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on July 30, 2009, the Certificates of Amendment filed with the Secretary of State of the State of Delaware on January 27, 2011, the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 28, 2015, further restated by a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 28, 2015 (the “Sixth Amended and Restated Certificate of Incorporation”), as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on February 27, 2015, further amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 26, 2021 and further restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 26, 2021 (the “Seventh Restated Certificate of Incorporation”).
3.     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Seventh Restated Certificate of Incorporation (this “Certificate of Amendment”) has been duly adopted in accordance therewith, and amends the Seventh Restated Certificate of Incorporation as follows:
A.     Section 4.1 is amended in its entirety as follows:

(a)    The total number of shares of all classes of stock that the Corporation is authorized to issue is 2,003,474,068,128 shares, consisting of: (i) 25,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,001,622,245,209 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (iii) 499,488,516 shares of Class B-1 Common Stock, par value $0.0001 per share (“Class B-1 Common Stock”), (iv) 122,756,693 shares of Class B-2 Common Stock, par value $0.0001 per share (“Class B-2 Common Stock”), (v) 61,378,347 shares of Class B-3 Common Stock, par value $0.0001 per share (“Class B-3 Common Stock”), (vi) 30,689,174 shares of Class B-4 Common Stock, par value $0.0001 per share (“Class B-4 Common Stock”), (vii) 15,344,587 shares of Class B-5 Common Stock, par value $0.0001 per share (“Class B-5 Common Stock”) and (viii) 1,097,165,602 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock,” and collectively with Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class B-5 Common Stock, “Common Stock”).
(b)    All shares of Class B Common Stock of the Corporation issued and outstanding as of the effectiveness of the Certificate of Amendment shall be redenominated as Class B-1 Common Stock and shall hereinafter be Class B-1 Common Stock, after which all references to “Class B Common Stock” in this Certificate of Incorporation (including any Preferred Stock Designation (as defined below)) shall be deemed to refer to and for purposes of this Restated Certificate of Incorporation shall be deemed to constitute and include all Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class B-5 Common Stock. Where in this Certificate of Incorporation there appear the terms “Class B-X Common Stock” and “Class B-Y Common Stock,” these terms together refer to any given pair of consecutively numbered classes of Class B Common Stock (with the Class B-X Common Stock referring to the class of Class B Common Stock with the lower number of the pair and the Class B-Y Common Stock referring to the class of the Class B Common Stock with the higher number of the pair), as the context requires, consisting of Class B-1 Common Stock and Class B-2 Common Stock, respectively; Class B-2 Common Stock and Class B-3 Common Stock, respectively; Class B-3 Common Stock and Class B-4 Common Stock, respectively; and Class B-4 Common Stock and Class B-5 Common Stock, respectively.
B.    Section 4.7 is amended by adding to the end thereof a new paragraph (c), as follows:
(c)    With respect to each matter upon which holders of any class of Class B Common Stock are entitled to vote pursuant to this Certificate of Incorporation, holders of each such class of Class B Common Stock shall vote together as a single class as provided herein; provided, however, that the holders of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class B-5 Common Stock shall each vote as a separate class in connection with any amendment to this Section 4.7(c), Section 4.14(d), Section 4.26(a), the definition of “Applicable Conversion Rate” (including terms used therein) or as otherwise required by applicable law.
C.    Section 4.14 is amended by adding to the end thereof a new paragraph (d), as follows:
(d)    The Corporation shall not take any action described in paragraph (a) of this Section 4.14 with respect to any class of Class B-X Common Stock without taking equivalent action with respect to the corresponding class of Class B-Y Common Stock, or vice versa, that ensures, among other things, that following the initial corresponding Class B-X Exchange Offer Acceptance Date (as defined in Section 4.23(c)), downward adjustments to the Applicable Conversion Rate for such Class B-Y Common Stock occur at double the rate of those applicable to such Class B-X Common Stock.

D.    Section 4.23 is amended by: (x) revising the caption thereof to read “No Preemptive Rights; Limitation on Issuances of Capital Stock; Class B-X Exchange Offers”; and (y) adding to the end thereof a new paragraph (c), as follows:
(c)    This paragraph (c) authorizes the Corporation, on the terms and conditions set forth herein, to conduct one or a series of exchange offers (each, a “Class B-X Exchange Offer”) directed to holders of Class B Common Stock in which the holders of a particular numbered class of Class B Common Stock (other than Class B-5 Common Stock) would be offered the opportunity to exchange all or a portion of their shares of that numbered class for a combination of shares of the next highest numbered class of Class B Common Stock, Class C Common Stock and cash in lieu of fractional shares.
(i)    Notwithstanding any other provision of this Certificate of Incorporation, including, without limitation, paragraph (b) of this Section 4.23, the Corporation shall have authority, subject to applicable law and to satisfaction of the applicable condition set forth in clause (ii) below, (A) to conduct one or more Class B-X Exchange Offers for the class of Class B-X Common Stock designated by the Corporation, in each case giving each holder of the applicable class of Class B-X Common Stock as of a record date established by the Board (with respect to each applicable Class B-X Exchange Offer, the “Class B-X Exchange Offer Record Date”) the option to exchange up to all of such holder’s shares of Class B-X Common Stock for, on a per-share basis, (x) one half of a newly issued share of Class B-Y Common Stock and (y) newly issued shares of Class C Common Stock in an amount equivalent to one half of a share of Class B-X Common Stock, with such equivalence based on the respective numbers of shares of Class A Common Stock into which a share of Class B-X Common Stock and a share of Class C Common Stock would be converted assuming conversion on the date (with respect to each applicable Class B-X Exchange Offer, the “Class B-X Exchange Offer Acceptance Date”) that shares of Class B-X Common Stock tendered pursuant to such Class B-X Exchange Offer are accepted for exchange by the Corporation and (B) to issue such shares of Class B-Y Common Stock and Class C Common Stock; provided that the Corporation shall adjust the number of shares of Class B-Y Common Stock and Class C Common Stock deliverable to any exchanging holder downward in order to avoid the issuance of fractional shares, and shall deliver cash in lieu of fractional shares, with any such fraction calculated to four decimal places and otherwise calculated in the manner set forth in Section 4.12. As a condition to participation in the applicable Class B-X Exchange Offer, and in addition to any other conditions the Corporation may in its discretion impose, each holder of Class B-X Common Stock shall be required to execute and deliver to the Corporation a Makewhole Agreement substantially in the form included within the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2023, with such changes to such form of agreement as the Corporation may approve in its discretion.
(ii)    (A)    A Class B-X Exchange Offer directed to holders of Class B-1 Common Stock in which the holders thereof are given the option to exchange shares of Class B-1 Common Stock for Class B-2 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after December 7, 2023.
(B)    A Class B-X Exchange Offer directed to holders of Class B-2 Common Stock in which the holders thereof are given the option to exchange shares of Class B-2 Common Stock for Class B-3 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after the date, if any, on which the Corporation determines in its sole discretion that as of such date the Estimated Remaining

Unsettled Interchange Liabilities (as defined below) are equal to or less than one-half of the Estimated Remaining Unsettled Interchange Liabilities as of October 1, 2023; provided that the initial Class B-X Exchange Offer under this clause (B) may not be launched until at least one year has elapsed since launch of the initial Class B-X Exchange Offer described in clause (A).
(C)    A Class B-X Exchange Offer directed to holders of Class B-3 Common Stock in which the holders thereof are given the option to exchange shares of Class B-3 Common Stock for Class B-4 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after the date, if any, on which the Corporation determines in its sole discretion that as of such date the Estimated Remaining Unsettled Interchange Liabilities are equal to or less than one-half of the Estimated Remaining Unsettled Interchange Liabilities immediately following the Class B-X Exchange Offer Acceptance Date for the initial Class B-X Exchange Offer described in clause (B); provided that the initial Class B-X Exchange Offer under this clause (C) may not be launched until at least one year has elapsed since launch of the initial Class B-X Exchange Offer described in clause (B).
(D)    A Class B-X Exchange Offer directed to holders of Class B-4 Common Stock in which the holders thereof are given the option to exchange shares of Class B-4 Common Stock for Class B-5 Common Stock, Class C Common Stock and cash in lieu of fractional shares may, but shall not be required to, take place at any time after the date, if any, on which the Corporation determines in its sole discretion that as of such date the Estimated Remaining Unsettled Interchange Liabilities are equal to or less than one-half of the Estimated Remaining Unsettled Interchange Liabilities immediately following the Class B-X Exchange Offer Acceptance Date for the initial Class B-X Exchange Offer described in clause (C); provided that the initial Class B-X Exchange Offer under this clause (D) may not be launched until at least one year has elapsed since launch of the initial Class B-X Exchange Offer described in clause (C).
“Estimated Remaining Unsettled Interchange Liabilities,” as of any determination date, means the Corporation’s estimate, in its sole discretion, of interchange reimbursement fees at issue in respect of any unresolved claims seeking damages in any of the Covered Litigation, without giving effect to any discount on the basis of the Corporation’s estimate of the potential settlement value of the Covered Litigation.
E.    The last sentence of Section 4.2j6(a) is amended in its entirety as follows:
Notwithstanding the foregoing, the Corporation shall not sell Loss Shares or designate Loss Funds, in each case, in an amount which, taken cumulatively with all other Loss Shares issued and Loss Funds designated, will reduce the Applicable Conversion Rate for the Class B-1 Common Stock to a number that is less than zero (0) (assuming at least one such share outstanding), but the Corporation may, until such time as the Applicable Conversion Rate for the Class B-1 Common Stock equals zero (0), sell Loss Shares or designate Loss Funds that will reduce the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock to a number that is equal to or less than zero (0). If a sale of Loss Shares or a designation of Loss Funds, taken cumulatively with all other Loss Shares issued and Loss Funds designated, would result in the Applicable Conversion Rate for the Class B-1 Common Stock being greater than zero (0) and the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common being equal to or less than zero (0) (where the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common, as applicable, was not previously equal to or less than zero (0)), then such sale or designation, as the case may be, shall be deemed to have taken place in two separate transactions, the first of which resulted in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable, becoming equal to zero (0) and the second of which resulted in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable, becoming less than zero (0). If any event would result in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common being equal to or greater than zero (0) (where the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common, as applicable, was previously less than zero (0)), then such event shall be deemed to have taken place in separate transactions, the sequence of which results in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable and in such order, becoming equal to zero (0) before any remaining transaction that results in the Applicable Conversion Rate for the Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock or Class B-5 Common Stock, as applicable, becoming greater than zero (0).
F.    The definition of “Applicable Conversion Rate” is amended in its entirety as follows:
“Applicable Conversion Rate” shall mean:
(i)    with respect to each share of Class C Common Stock, 1.00 share of Class A Common Stock, as adjusted from time to time after March 25, 2008 as provided herein;
(ii)    with respect to each share of Class B-1 Common Stock, (x) during the period from March 25, 2008 to the Escrow Termination Date, a number of shares of Class A Common Stock equal to 1.00 x (A – B – D), and (y) during the period after the Escrow Termination Date and March 25, 2008, a number of shares of Class A Common Stock equal to 1.00 x (A – B – D + C), in each case, as applicable, where:
(A) = 0.7142888829;
(B) = a fraction, the numerator of which is the number of any Loss Shares issued from time to time and the denominator of which is the Class B Number;
(C) = a fraction, the numerator of which is the quotient obtained by dividing (I) the aggregate portion of any funds disbursed to the Corporation from the Escrow Account pursuant to Section 4.9 of the Global Restructuring Agreement or to the Escrow Agreement other than any Disregarded Escrow Distribution amount by (II) the Price Per Share and the denominator of which is the Class B Number; and
(D) = a fraction, the numerator of which is (x) the Loss Funds Share Equivalent for all Loss Funds deposited into the Escrow Account from time to time, and the denominator of which is the Class B Number;
(iii)    with respect to each share of Class B-2 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(A) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-2

Divergence Date”), or, if the Class B-2 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-1 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-2 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-1 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-2 Divergence Date has double the impact on each share of Class B-2 Common Stock compared to the impact on each share of Class B-1 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-1 or Class B-2 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-2 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (iii)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any amount (the “Overfunded Amount”) referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-2 Common Stock compared to the positive impact such adjustment has on each share of Class B-1 Common Stock; and
(B)    if the Class B-2 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-1 Common Stock is then convertible (assuming at least one such share outstanding);
(iv)    with respect to each share of Class B-3 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(B) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-3 Divergence Date”), or, if the Class B-3 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-2 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-3 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-2 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-3 Divergence Date has double the impact on each share of Class B-3 Common Stock compared to the impact on each share of Class B-2 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-2 or Class B-3 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-3 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (iv)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any Overfunded Amount referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-3

Common Stock compared to the positive impact such adjustment has on each share of Class B-2 Common Stock; and
(B)    if the Class B-3 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-2 Common Stock is then convertible (assuming at least one such share outstanding);
(v)    with respect to each share of Class B-4 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(C) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-4 Divergence Date”), or, if the Class B-4 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-3 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-4 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-3 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-4 Divergence Date has double the impact on each share of Class B-4 Common Stock compared to the impact on each share of Class B-3 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-3 or Class B-4 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-4 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (v)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any Overfunded Amount referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-4 Common Stock compared to the positive impact such adjustment has on each share of Class B-3 Common Stock; and
(B)    if the Class B-4 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-3 Common Stock is then convertible (assuming at least one such share outstanding); and
(vi)    with respect to each share of Class B-5 Common Stock, (x) during the period from the first Class B-X Exchange Offer Acceptance Date with respect to a Class B-X Exchange Offer described in Section 4.23(c)(ii)(D) to but excluding the first date thereafter (if any) prior to the Escrow Termination Date on which an adjustment pursuant to clause (ii)(x) of this definition takes place (the “Class B-5 Divergence Date”), or, if the Class B-5 Divergence Date shall not have occurred, the period from such Class B-X Exchange Offer Acceptance Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-4 Common Stock is then convertible (assuming at least one such share outstanding), (y) during the period (if any) from the Class B-5 Divergence Date to the Escrow Termination Date, a number of shares of Class A Common Stock equal to the number into which one share of Class B-4 Common Stock is then convertible (assuming at least one such share outstanding), but adjusted downward so that each adjustment pursuant to clause (ii)(x) of this definition that takes place on or after the Class B-5 Divergence Date has double the impact on each share of Class B-5 Common Stock compared to the impact on each share of Class B-4 Common Stock (for the avoidance of doubt, measured by the decrease in the number of shares of Class A Common Stock into which each such share of Class B-4 or Class B-5 Common Stock is convertible), and (z) during the period after the Escrow Termination Date,
(A)    if the Class B-5 Divergence Date shall have occurred, a number of shares of Class A Common Stock equal to that specified in clause (vi)(y) of this definition, but adjusted upward so that the adjustment pursuant to clause (ii)(y)(C) of this definition resulting from the application of any Overfunded Amount referred to in clause (ii)(y)(C)(I) of this definition has double the positive impact on each share of Class B-5 Common Stock compared to the positive impact such adjustment has on each share of Class B-4 Common Stock; and
(B)    if the Class B-5 Divergence Date shall not have occurred, a number of shares of Class A Common Stock equal to the number into which one share of Class B-4 Common Stock is then convertible (assuming at least one such share outstanding).

IN WITNESS WHEREOF, this Certificate of Amendment has been signed by a duly authorized officer of the Corporation this 24th day of January, 2024.

VISA INC.

By:	/s/ Kelly Mahon Tullier
Name:	Kelly Mahon Tullier
Title:	Corporate Secretary